                                                                    Exhibit 23.2




                       Consent of Independent Accountants



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 to register the sale of 4,500,000 shares of common stock of Thermo Ecotek Corporation of our report dated August 7, 1997 relating to the consolidated financial statements of biosys, inc., for the two years in the period ended December 31, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PRICE WATERHOUSE LLP


Falls Church, Virginia
May 7, 1998